                                                                Exhibit 11.1


                             CardioThoracic Systems, Inc.
                         (a company in the development stage)
                  Statement Re:  Computations of Earnings Per Share



                                       Three Months Ended            Three Months Ended
                                       September 30, 1996            September 30, 1995
                                       ------------------            ------------------
Net loss                                    $  (4,317,530)                  $  (229,598)
                                           --------------                 -------------
                                           --------------                 -------------


Weighted average common
  shares outstanding                           12,966,283                     2,782,857

Shares related to SAB No. 55,
  64, and 83                                            -                     6,666,197
                                           --------------                 -------------

Total weighted average
  common shares outstanding                    12,966,283                     9,449,054
                                           --------------                 -------------
                                           --------------                 -------------


Net loss per share                           $      (0.33)                   $    (0.02)
                                           --------------                 -------------
                                           --------------                 -------------



                                                                           Period from
                                                                           June 15, 1995
                                        Nine Months Ended             (date of inception) to
                                        September 30, 1996                 September 30, 1996
                                        ------------------            -----------------------

Net loss                                   $  (11,162,662)               $  (12,159,875)
                                           --------------                --------------
                                           --------------                --------------


Weighted average common
  shares outstanding                            4,752,761                     3,922,574

Shares related to SAB No. 55,
  64, and 83                                    6,666,197                     6,666,197
                                           --------------                --------------


Total weighted average
  common shares outstanding                    11,418,958                    10,588,771
                                           --------------                --------------
                                           --------------                --------------


Net loss per share                               $  (0.98)               $        (1.15)
                                           --------------                --------------
                                           --------------                --------------




                                          33